UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2022

Charlotte’s Web Holdings, Inc.
(Exact name of registrant as specified in its charter)

British Columbia	000-56364	98-1508633
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1801 California Street, Suite 4800 Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 617-7303

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 1, 2022, the Board of Directors (the “Board”) of Charlotte’s Web Holdings, Inc. (the “Company”) appointed Andrés de Gortari as Chief Accounting Officer of the Company. Mr. de Gortari, age 46, joined the Company in July 2021 as the Company’s Vice President of Finance and Accounting. Prior to joining the Company, Mr. de Gortari was employed at Molson Coors Beverage Co. from September 2002 to June 2021, where he served as Controller – International from January 2016 to January 2018 and as Chief Financial Officer – International until he joined the Company.

There are no family relationships between Mr. de Gortari and any director or executive officer of the Company. The Company is not aware of any transaction in which Mr. de Gortari has an interest requiring disclosure under Item 404(a) of Regulation S-K. No contract or arrangement between Mr. de Gortari and the Company was executed in connection with his appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLOTTE’S WEB HOLDINGS, INC.

By:	/s/ Stephen Rogers
Name:	Stephen Rogers
Title:	Senior Vice President - General Counsel and Corporate Secretary
Date: February 7, 2022